Exhibit 99.2


                  KOHL'S CORPORATION

               Offer for all Outstanding
          7 1/4% Debentures due June 1, 2029
         Which Have Been Registered Under the
                Securities Act of 1933
                    in Exchange for
          7 1/4% Debentures due June 1, 2029



THE EXCHANGE OFFER WILL EXPIRE 5:00 P.M., NEW YORK CITY
TIME, ON JULY       , 1999, UNLESS EXTENDED (THE
"EXPIRATION DATE'').  TENDERED OLD DEBENTURES MAY BE WITHDRAWN
AT ANY TIME PRIOR TO 5:00P.M., NEW YORK CITY TIME, ON THE EXPIRATION
DATE.




To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Kohl's Corporation (the "Company") is offering,
upon and subject to the terms and conditions set forth
in the Prospectus dated                            ,
1999 (as the same may be amended or supplemented from time to time, the "Prospectus") and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 7 1/4% Debentures due June 1, 2029 which have been registered under the Securities Act of 1933 (the "New Debentures") for its outstanding 7 1/4% Debentures due June 1, 2029 (the
"Old Debentures"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated
June 1, 1999 by and between the Company and Merrill
Lynch, Pierce, Fenner & Smith Incorporated, Morgan
Stanley & Co. Incorporated, BNY Capital Markets, Inc.
and Banc One Capital Markets, Inc.

     We are requesting that you contact your clients for whom you hold Old Debentures registered in your name or in the name of your nominee regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old
Debentures registered in your name or in the name of your nominee, or who hold Old Debentures registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated                    , 1999;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old
          Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5.   Guidelines for Certification of Taxpayer
          Identification Number on Substitute Form W-9;
          and

     6.   Return envelopes addressed to The Bank of New
          York, the Exchange Agent (the "Exchange
          Agent") for the Old Debentures.

     Your prompt action is requested.  The Exchange
Offer will expire at 5:00 p.m., New York City time, on
                 , 1999, unless extended by the Company
(the "Expiration Date"). Old Debentures tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m. New York City time, on the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal
(or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Debentures wish to tender but time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer-Guaranteed
Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Debentures held by them as nominee or in a fiduciary capacity.
The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Debentures pursuant to the Exchange Offer, except as set forth in Instruction 9 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                   Very truly yours,



                                   KOHL'S CORPORATION

     NOTHING HEREIN OR IN TO ENCLOSED DOCUMENTS SHALL
CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY
OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER
PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON
BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE
OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE
PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures